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                                                                   Exhibit 99.11



                                                                   Date: 4/13/00


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


We have reviewed and agree to the display of our logo, brand image, and/or screen shot on the inside cover art for ScreamingMedia.com, Inc.'s prospectus, as filed with the Securities and Exchange Commission.



                                        Sincerely,
                                        /s/ Robert L. Harris

                                        Company: Knight Ridder/Tribune